EXHIBIT 23(d)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of System Energy Resources, Inc. on Form S-3 of our reports dated February 11, 1994, (November 30, 1994 as to Note 2, "Rate and Regulatory Matters-FERC Settlement"), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


/s/Deloitte & Touche LLP

New Orleans, Louisiana
June 21, 1996